Exhibit 5.1


                                                                LONDON
                                                                65 Fleet Street
                                                                London EC4Y 1HS
AstraZeneca PLC                                             T + 44 20 7936 4000
15 Stanhope Gate                                     Direct T +
London                                                      F + 44 20 7832 7001
W1K 1LN                                              Direct F +
United Kingdom                                                  LDE No 23
                                                            E
                                                            W   freshfields.com
                                                       DOC ID   LB893177/17+
                                                      OUR REF   MP
                                                     YOUR REF

2 April 2004


Dear Sirs

                         AstraZeneca PLC (the Company)

                       Registration Statement on Form F-3
Introduction

1. In connection with the registration statement on Form F-3 (the Registration Statement) of AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (the Company), under the Securities Act of 1933 (the Securities Act), we have been requested to render our opinion on certain matters in connection with the Registration Statement. The Registration Statement relates to the registration under the Securities Act of the issuance and sale of the Company's debt securities (the Debt Securities), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency.

2. We are acting as English legal advisers to you, the Company, for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a) the Registration Statement to be filed under the Act (the Registration Statement);

(b) a copy of the current Memorandum of Association of the Company as altered on 6 April 1999 and the Articles of Association of the Company adopted on 25 April 2002;

(c) a copy of the Company's Certificate of Incorporation dated 17 June 1992, issued by the Registrar of Companies of England and Wales, together with copies of the Company's Certificates of Incorporation on change of name dated 13 July 1992, 25 September 1992, 16 February 1992 and 5 April 1999 respectively;






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(d)  the indenture (the Indenture) to be entered into between the Company and the Trustee thereunder under which the Debt Securities are to be issued;

(e) a company search carried out on 31 March 2004 (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at Companies House in Cardiff and Wales (the Company Search);

(f) a certificate issued to us by the Company Secretary of the Company dated 31 March 2004; and

(g) an extract from the minutes of a meeting of the board of directors of the Company held on 23 July 2003 authorising the filing of the Registration Statement and the execution and delivery of and performance of obligations under, the Indenture and, when issued, the Debt Securities, and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

3. This opinion is confined to matters of English law as at the date of this opinion and is governed by and should be construed in accordance with English law. Statements relating to United Kingdom taxation are based on the laws of England as currently applied by the English courts and on generally published practice of the Inland Revenue and H.M. Customs and Excise applying as at the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England. We also express no opinion as to whether or not a foreign court (applying its own conflict of law rules) will act in accordance with the parties' agreement as to jurisdiction and/or choice of law or uphold the terms of the Indenture or the Debt Securities. To the extent that the laws of the United States or, the laws of the State of New York may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws, including the matters contained in the opinion of Davis Polk & Wardwell, referred to in the Registration Statement. We express no views on the validity of matters set out in such opinion.

Assumptions

4. In considering the above documents and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;


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(b)  the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c) that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d) that each of the statements contained in the certificate of the Company Secretary of the Company dated 31 March 2004 is true and correct as at the date hereof;

(e) that the meeting of the board of directors of the Company was duly convened and held on 10 September 2003, as evidenced by the extract from the minutes referred to above; at the meeting a quorum of directors was present and acting throughout; the resolutions referred to in such minutes were duly passed and have not been amended, modified or revoked and are in full force and effect; each of the directors of the Company having any interest in any of the matters discussed at such meetings duly disclosed his interest therein and was entitled to count in the quorum of such meetings and to vote on the resolutions proposed thereat; and such minutes are a true and correct record of the proceedings described therein and the resolutions set out in such minutes remain in full force and effect without modification;

(f) that the Indenture has been duly authorised and executed and delivered by each of the parties thereto in accordance with all applicable laws (other than in the case of the Company, the laws of England) in substantially the form filed as an exhibit to the Registration Statement;

(g) that the Debt Securities of a particular issuance will, upon issue, be duly authorised, executed, issued, authenticated and delivered by the Company and will be offered and sold in accordance with the provisions of the Indenture and as described in the Registration Statement and there will be no provision in any supplement relating to the Debt Securities or any other document which would affect the content of this opinion;

(h) that the Indenture and, when issued, the Debt Securities constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms under all applicable laws including the laws of the United States and the laws of the State of New York by which they are expressed to be governed (other than in the case of the Company, the laws of England) and assumed that satisfactory evidence of the laws of the United States and the State of New York, which is required to be pleaded and proved as a fact in any proceedings before the English Courts, could be so pleaded and proved;

(i) that the Indenture has been entered into for bona fide commercial reasons and on arm's length terms by each of the parties thereto;


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(j)  that the directors of the Company in authorising the filing of the
     Registration Statement and the execution and delivery of and performance of obligations under, the Indenture and, when issued, the Debt Securities have exercised their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company in force at the applicable time;

(k) that the sale of the Debt Securities or the consummation by the Company of the transactions contemplated by the Indenture (as relevant) will not constitute an "offer to the public" within the meaning of section 6 of the Public Offers of Securities Regulations 1995;

(l) that entering into or performing any of the above documents neither constitutes, nor is part of, a regulated activity carried on by any person in contravention of section 19 of the Financial Services and Markets Act 2000 (the FSMA);

(m)  that none of the above documents has been entered into:

     (i) in consequence of any communication in relation to which there has been a contravention of section 21 of the FSMA; or

     (ii) with a person who is authorised for the purposes of the FSMA, in consequence of something said or done by another person in the course of a regulated activity carried on by that person in contravention of section 19 of the FSMA;

(n) that the Registration Statement in draft and preliminary form and any other invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Securities has only been and will only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to the Company. These circumstances are set out in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (as amended) (the Order) and include circumstances where any such communication is made only to or may reasonably be regarded as directed only at persons who are "investment professionals" within the meaning of
     Article 19(5) of the Order or are persons falling within Article 49(2)(a) to (d) of the Order;

(o) that the information revealed by the Company Search was accurate in all respects and has not since the time of such search been altered; and

(p) that the information revealed by our oral enquiries on 31 March 2004 of the Central Registry of Winding up Petitions (the Winding up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered.


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Opinion

5. On the basis of and subject to the foregoing and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, and having regard to such considerations of English law in force, and generally published practice of the Inland Revenue and H.M. Customs and Excise applying, as at the date of this letter as we consider relevant, we are of the opinion that:

(a) the Company has been duly incorporated in Great Britain and registered in England and Wales as a public limited company;

(b) the Company Search revealed no order or resolution for the winding up of the Company and revealed no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator and our Winding up Enquiry has confirmed that no petition for the winding up of the Company has been presented within the period covered by such enquiries;

(c) the Company has the corporate power and capacity to enter into and perform its obligations under the Indenture and to issue and deliver the Debt Securities;

(d) the execution and delivery of the Indenture and the performance of the Company's obligations thereunder have been duly authorised by all necessary corporate action on the part of the Company and do not violate the Memorandum and Articles of Association of the Company or any other relevant organisational documents of the Company or the laws of England and Wales applicable thereto;

(e) the obligations assumed by the Company under the Indenture consitute valid and binding obligations of the Company and the obligations to be assumed by the Company under the Debt Securities, when executed and delivered, would constitute valid and binding obligations of the Company; and

(f) the statements in the Registration Statement contained under the caption "United Kingdom Taxation" on pages 25 to 28, with respect to matters of English law are true and correct in all material respects, subject to the qualifications contained in those statements.

Qualifications

6. Our opinion is subject to the following qualifications:

(a) the Company Search is not capable of revealing conclusively whether or not:


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     (i)   a winding up order has been made or a resolution passed for the winding up of a company; or

     (ii)  an administration order has been made; or

     (iii) a receiver, administrative receiver, administrator or liquidator has been appointed,

           since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

     In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

(b) the Winding up Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made;

(c) no opinion is given as to whether or not the chosen court will take jurisdiction, or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any relief ancillary to proceedings commenced in a foreign court; This opinion, and the term "valid and binding" as used above, is not to be taken to imply that any obligation would necessarily be capable of enforcement in all circumstances in accordance with its terms. In particular:

     (i) an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

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     (ii)  claims may become barred under the Limitation Act 1980 or the Foreign
           Limitation Periods Act 1984 or may be or become subject to the defence of set-off or to counterclaim;

     (iii) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws, or contrary to the exchange control regulations, of the other jurisdiction;

     (iv) the enforcement of obligations may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution.

(d) no opinion is given as to the compliance or otherwise with: (i) the financial limitations on borrowings or covenants by the Company contained in the Memorandum and Articles of Association of the Company; and (ii) the limitations on the maximum aggregate principal amount of the Debt Securities which may be issued by the Company as contemplated by the Registration Statement; and

(e) this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

Observations

7. It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

9. This opinion is addressed to you for your benefit for the purposes of the Registration Statement to be filed under the Securities Act and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose.

Yours faithfully


/s/ FRESHFIELDS BRUCKHAUS DERINGER